UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: May 20, 2008

(Date of earliest event reported)

H.B. FULLER COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 001-09225

Minnesota	41-0268370
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1200 Willow Lake Boulevard

P.O. Box 64683

St. Paul, MN 55164-0683

(Address of principal executive offices, including zip code)

(651) 236-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2008, H.B. Fuller Company (the “Company”) presented to the Company’s executive officers a form of Severance Agreement (the “Executive Severance Agreement”), which had been previously approved by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”). The Compensation Committee approved the form of severance agreement after reviewing current market practices related to severance arrangements and benefit levels related thereto.

The Executive Severance Agreement provides for payment of the following severance benefits if the executive officer’s employment is terminated involuntarily by the Company without Cause (as defined below) or voluntarily by the executive officer for Good Reason (as defined below):

•	Severance pay equal to one times (two times for CEO) base salary plus target bonus, payable over the twelve months (24 months for CEO) following termination

•	Continued group medical and dental insurance for 12 months (18 months for CEO)

•	Outplacement services with a value of up to $20,000

As used in the Executive Severance Agreement, “Cause” means: (i) any act by the executive officer that is materially inimical to the best interests of the Company and that constitutes common law fraud, a felony or other gross malfeasance of duty on the part of the executive officer; (ii) any material disloyalty or dishonesty by the executive officer related to or connected with the executive officer’s employment by the Company or otherwise likely to cause material harm to the Company or its reputation; (iii) a willful and material violation by the executive officer of the Company’s written policies or codes of conduct; (iv) wrongful appropriation by the executive officer of Company funds or property or other material breach of the executive officer’s fiduciary duties to the Company; or (v) the willful and material breach by the executive officer of the Executive Severance Agreement or any other written agreement between the Company and the executive officer.

As used in the Executive Severance Agreement, “Good Reason” means the occurrence of any of the following without the executive officer’s consent: (i) a material reduction of the executive officer’s base salary (unless such reduction is part of an across-the-board uniformly applied reduction affecting all senior executives of the Company); (ii) a material diminution in the executive officer’s authority and duties; provided, however, that a change of the individual or officer to whom the executive officer reports, in and of itself, would not constitute diminution; or (iii) a required change of the executive officer’s principal work location of fifty (50) or more miles.

Under the Executive Severance Agreement, the executive officer agrees to protect the Company’s confidential information and not to compete with the Company or solicit customers or employees of the Company for two years after termination of employment. The executive officer also agrees to assign all intellectual property rights and inventions to the Company. In order to receive severance, the executive officer must sign a release of claims in favor of the Company and be in compliance with the terms of the Executive Severance Agreement. The original term of the Executive Severance Agreement ends on the last day of the Company’s 2009 fiscal year, followed by automatic annual renewals, unless either party gives six months notice of non-renewal.

Except as indicated above with respect to the CEO, the same form of agreement was provided to all executive officers, except that an executive officer who is a resident of a foreign country will receive a version of the agreement that has been modified as necessary to take into account local laws and prevent the duplication of any benefits.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H.B. FULLER COMPANY

By:	/s/ Timothy J. Keenan
Timothy J. Keenan
Vice President, General Counsel and Corporate Secretary

Date: May 21, 2008